As Filed with the Securities and Exchange Commission on May 2, 2018
File No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

SELECTIVE INSURANCE GROUP, INC.
(Exact name of Company as specified in its charter)

New Jersey	22-2168890
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

40 Wantage Avenue Branchville, New Jersey 07890
(Address of Principal Executive Offices)

SELECTIVE INSURANCE GROUP, INC. 2014 OMNIBUS STOCK PLAN, AS AMENDED AND RESTATED EFFECTIVE AS OF MAY 2, 2018
(Full title of the plan)

Michael H. Lanza Executive Vice President and General Counsel SELECTIVE INSURANCE GROUP, INC. 40 Wantage Avenue Branchville, New Jersey 07890
(Name and address of agent for service)

(973) 948-3000
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the Company is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common Stock, $2.00 par value	1,250,000 shares	$60.03	$75,037,500	$9,342.17

(1)  This registration statement on Form S-8 (the “Registration Statement”) relates to shares of common stock, par value $2.00 per share, of Selective Insurance Group, Inc. (the “Common Stock”) to be issued under the Selective Insurance Group, Inc. 2014 Omnibus Stock Plan, as Amended and Restated Effective as of May 2, 2018 (the “Plan”).  Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of Selective Insurance Group, Inc. (the “Company” or the “Registrant”) outstanding shares of Common Stock.

(2)  This estimate is made pursuant to Rule 457(h) and Rule 457(c) solely for the purpose of determining the registration fee. It is not known how many shares will be issued under the Plan. The above calculation is based on the offering of 1,250,000 shares of Common Stock at a purchase price of $60.03 per share, which is the average of the high and low prices of the Common Stock as reported on the Nasdaq Stock Market on April 30, 2018, which were $60.85 and $59.20, respectively.

EXPLANATORY NOTE AND INCORPORATION OF DOCUMENTS BY REFERENCE
This Registration Statement on Form S-8 registers 1,250,000 additional shares of Common Stock of the Registrant which may be acquired pursuant to the Plan. The securities subject to this Registration Statement are of the same class for which the Registrant previously filed a Registration Statement on Form S-8 under the Securities Act. Accordingly, the contents of the Registrant’s Registration Statement on Form S-8, File No. 333-195617, as filed with the Securities and Exchange Commission (the “Commission”) on May 1, 2014, are hereby incorporated by reference pursuant to General Instruction E to Form S-8. After giving effect to this Registration Statement, an aggregate of 4,750,000 shares of the Registrant’s Common Stock have been registered for issuance pursuant to the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8:   Exhibits

The exhibits to the registration statement are listed in the Exhibit Index attached hereto and incorporated by reference herein.

Exhibit Index

Exhibit Number	Description

5.1	Opinion of Robyn P. Turner, Esq. with respect to the legality of the shares being registered.

10.1#
Selective Insurance Group, Inc. 2014 Omnibus Stock Plan, as Amended and Restated Effective as of May 2, 2018 (incorporated by reference from Appendix A to the Registrant’s Definitive Proxy Statement filed March 26, 2018 for its 2018 Annual Meeting of Stockholders).

23.1	Consent of Robyn P. Turner, Esq. (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney of Paul D. Bauer.

24.2	Power of Attorney of John C. Burville.

24.3	Power of Attorney of Robert Kelly Doherty.

24.4	Power of Attorney of Thomas A. McCarthy.

24.5	Power of Attorney of H. Elizabeth Mitchell.

24.6	Power of Attorney of Michael J. Morrissey.

24.7	Power of Attorney of Cynthia S. Nicholson.

24.8	Power of Attorney of Ronald L. O'Kelley.

24.9	Power of Attorney of William M. Rue.

24.10	Power of Attorney of John S. Scheid.

24.11	Power of Attorney of J. Brian Thebault.

24.12	Power of Attorney of Philip H. Urban.
#    Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, Selective Insurance Group, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Branchville, State of New Jersey, on this 2nd day of May, 2018.

SELECTIVE INSURANCE GROUP, INC.

By:	/s/ Gregory E. Murphy
Gregory E. Murphy
Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Gregory E. Murphy	Chairman of the Board and Chief Executive Officer	May 2, 2018
Gregory E. Murphy	(Principal executive officer)

/s/ Mark A. Wilcox	Executive Vice President and Chief Financial Officer	May 2, 2018
Mark A. Wilcox	(Principal financial officer)

/s/ Anthony D. Harnett	Chief Accounting Officer	May 2, 2018
Anthony D. Harnett	(Principal accounting officer)

*	Director	May 2, 2018
Paul D. Bauer

*	Director	May 2, 2018
John C. Burville

*	Director	May 2, 2018
Robert Kelly Doherty

*	Director	May 2, 2018
Thomas A. McCarthy

*	Director	May 2, 2018
H. Elizabeth Mitchell

*	Director	May 2, 2018
Michael J. Morrissey

*	Director	May 2, 2018
Cynthia S. Nicholson

*	Director	May 2, 2018
Ronald L. O’Kelley

*	Director	May 2, 2018
William M. Rue

*	Director	May 2, 2018
John S. Scheid

*	Director	May 2, 2018
J. Brian Thebault

*	Director	May 2, 2018
Philip H. Urban

Michael H. Lanza hereby signs this registration statement on behalf of each of the indicated persons for whom he is attorney-in-fact on May 2, 2018 pursuant to a power of attorney filed herewith.

*By:	/s/ Michael H. Lanza
Michael H. Lanza
Attorney-in-Fact

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